Invitae Reports Third Quarter 2022 Financial Results

— Continued to execute against realignment plan and portfolio optimization initiatives —
— Reported revenue of $133.5 million, a 16.7% YoY increase —
— Cash, cash equivalents, restricted cash and marketable securities of $596 million as of 9/30 —
— On track to achieve planned cash burn reduction of approximately $326 million, to be fully realized by 2023 —
— 2022 cash burn guidance lowered; maintained other financial targets —
— Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time —

SAN FRANCISCO, November 8, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the third quarter ended September 30, 2022.

“In the third quarter, we continued to deliver positive results as the organizational realignment and expense controls we put in place resulted in another quarter of improvements in our non-GAAP gross margin and operating expense, as well as our cash burn. There are also early signs demonstrating that the steps we’ve taken to drive higher-quality revenue are taking hold, driven by our portfolio optimization efforts and a focus on operational excellence,” said Ken Knight, president and chief executive officer of Invitae. “We continue to be optimistic about the vitality of Invitae’s many strengths, including our great assets, capabilities, and a comprehensive, synergistic set of solutions serving the current and future needs of our patients and partners. I am pleased with the momentum, and our energy is targeting significant market opportunities.”

Third Quarter 2022 Highlights
•Generated revenue of $133.5 million, a 16.7% increase compared to $114.4 million in the third quarter of 2021.
•GAAP gross profit was $16.6 million, and non-GAAP gross profit was $61.2 million.
•GAAP gross margin was 12.4%. Non-GAAP gross margin was 45.9% as compared with 40.1% in the second quarter of 2022 and 35.6% in the third quarter of 2021.
•Cash, cash equivalents, restricted cash and marketable securities were $596.0 million as of September 30, 2022, compared to $736.8 million as of June 30, 2022. Cash burn was $151.5 million, which excludes a $9.7 million inflow from sales under our ATM facility. Our cash burn was $108.3 million after adjustments for outflows of $29.1 million related to realignment and $14.1 million related to contingent consideration held for past M&A transactions.
•Total active healthcare provider accounts totaled 20,831 as of September 30, an increase of approximately 20% year-over-year.
•Active pharmaceutical and commercial partnerships grew to 234, an increase of approximately 38% year-over-year, due to revenue growth from lab services, data services to pharmaceutical, health systems and other partners.
•Revenue per patient was $505, an increase of approximately 8% from $468 in the third quarter of 2021.
•Total patient population as of September 30 is more than 3.3 million with over 62% available for data sharing.

Total operating expense, which excludes cost of revenue, for the third quarter of 2022 was $306.5 million, which includes items related to the strategic realignment. As a result, GAAP operating expense as a percentage of revenue was 230%. Non-GAAP operating expense was $150.0 million for the third quarter of 2022. Non-GAAP operating expense as a percentage of revenue was 112%, which consistently improved as compared with 146% in the second quarter of 2022 and 176% in the third quarter of 2021.

Net loss for this year’s third quarter was $301.2 million, or a $1.27 net loss per share, compared to net loss of $198.2 million, or net loss per share of $0.91, for the third quarter of 2021. Non-GAAP net loss for the third quarter of 2022 was $100.8 million, or a $0.42 non-GAAP net loss per share, compared to a net loss of $175.9 million, or an $0.81 non-GAAP net loss per share, for the third quarter of 2021.

Financial Guidance

Invitae is reiterating its revenue and non-GAAP gross margin financial guidance. The company expects a low double-digit growth rate for its full year 2022 revenue over 2021. Non-GAAP gross margins are expected to be in the range of 42-43% for full year 2022.

Invitae is reducing its full year 2022 cash burn guidance to $585-625 million, an improvement from its previous guidance of $600-650 million. This guidance includes cash to be used for realignment activities and severance of up to $75 million in 2022, which remained unchanged from the previous estimate.

Webcast and Conference Call Details

Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.netroadshow.com/events/login?show=183f46b6&confId=43070

Upon registering, each participant will be provided with call details and a conference ID.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected impact, benefits, parameters, details and timing of the company's strategic business realignment or various aspects thereof; the company's beliefs regarding the potential of its business, and its business priorities; the company's future financial and operating results, including estimated annual cost savings, cash runway, guidance for 2022 and beyond, and the drivers of future financial results; the company's beliefs regarding its roadmap and business going forward; and the company's focus for the remainder of 2022. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company's business, market share or its relationship with customers or potential customers; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the economic environment on the company's business; the company's ability to grow its business in a cost-effective manner; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures

To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$217,029	$923,250
Marketable securities	368,936	122,121
Accounts receivable	89,130	66,227
Inventory	29,902	33,516
Prepaid expenses and other current assets	24,679	33,691
Total current assets	729,676	1,178,805
Property and equipment, net	113,878	114,714
Operating lease assets	109,971	121,169
Restricted cash	10,027	10,275
Intangible assets, net	1,041,185	1,187,994
Goodwill	—	2,283,059
Other assets	21,518	23,551
Total assets	$2,026,255	$4,919,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,727	$21,127
Accrued liabilities	83,116	106,453
Operating lease obligations	14,199	12,359
Finance lease obligations	5,279	4,156
Total current liabilities	113,321	144,095
Operating lease obligations, net of current portion	138,167	124,369
Finance lease obligations, net of current portion	4,848	5,683
Debt	120,097	113,391
Convertible senior notes, net	1,469,108	1,464,138
Deferred tax liability	9,181	51,696
Other long-term liabilities	12,667	37,797
Total liabilities	1,867,389	1,941,169

Stockholders’ equity:
Common stock	24	23
Accumulated other comprehensive loss	(898)	(7)
Additional paid-in capital	4,889,064	4,701,230
Accumulated deficit	(4,729,324)	(1,722,848)
Total stockholders’ equity	158,866	2,978,398
Total liabilities and stockholders’ equity	$2,026,255	$4,919,567

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Test revenue	$128,839	$111,676	$381,518	$322,448
Other revenue	4,697	2,719	12,331	11,880
Total revenue	133,536	114,395	393,849	334,328
Cost of revenue	116,956	87,741	324,412	252,563
Research and development	87,177	97,511	330,559	284,323
Selling and marketing	49,193	55,501	172,086	163,705
General and administrative	44,939	86,820	149,071	197,640
Asset impairments	6,708	—	2,324,572	—
Change in fair value of contingent consideration	—	(19,866)	(1,850)	(386,836)
Restructuring	118,514	—	118,514	—
Total cost and operating expenses	423,487	307,707	3,417,364	511,395
Loss from operations	(289,951)	(193,312)	(3,023,515)	(177,067)
Other income, net	1,872	3,357	19,637	9,846
Interest expense	(14,145)	(14,069)	(42,149)	(35,869)
Net loss before taxes	(302,224)	(204,024)	(3,046,027)	(203,090)
Income tax benefit	(1,068)	(5,848)	(39,551)	(29,208)
Net loss	$(301,156)	$(198,176)	$(3,006,476)	$(173,882)
Net loss per share, basic and diluted	$(1.27)	$(0.91)	$(12.91)	$(0.85)
Shares used in computing net loss per share, basic and diluted	237,974	218,384	232,889	205,587

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,006,476)	$(173,882)
Adjustments to reconcile net loss to net cash used in operating activities:
Asset impairments	2,324,572	—
Losses on asset disposals	48,792	—
Depreciation and amortization	104,726	56,848
Stock-based compensation	164,314	131,768
Amortization of debt discount and issuance costs	11,676	10,352
Remeasurements of liabilities associated with business combinations	(17,516)	(396,015)
Benefit from income taxes	(39,551)	(29,215)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	4,980	7,870
Amortization of premiums and discounts on investment securities	603	5,155
Non-cash lease expense	6,832	1,861
Other	536	320
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(22,903)	(8,900)
Inventory	3,614	1,397
Prepaid expenses and other current assets	9,012	(15,273)
Other assets	2,740	(2,915)
Accounts payable	(6,345)	2,581
Accrued expenses and other long-term liabilities	(540)	24,151
Net cash used in operating activities	(410,934)	(383,897)
Cash flows from investing activities:
Purchases of marketable securities	(789,622)	(325,957)
Proceeds from maturities of marketable securities	541,313	228,043
Acquisition of businesses, net of cash acquired	—	(239,836)
Purchases of property and equipment	(48,385)	(35,533)
Other	—	(1,300)
Net cash used in investing activities	(296,694)	(374,583)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	9,658	434,263
Proceeds from issuance of common stock	6,267	15,810
Proceeds from issuance of convertible senior notes, net	—	1,116,427
Finance lease principal payments	(4,184)	(2,833)
Settlement of acquisition obligations	(10,582)	(4,758)
Net cash provided by financing activities	1,159	1,558,909
Net (decrease) increase in cash, cash equivalents and restricted cash	(706,469)	800,429

Cash, cash equivalents and restricted cash at beginning of period	933,525	131,480
Cash, cash equivalents and restricted cash at end of period	$227,056	$931,909

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$116,956	$87,741	$324,412	$252,563
Amortization of acquired intangible assets	(27,711)	(13,422)	(73,618)	(34,578)
Acquisition-related stock-based compensation	(146)	(80)	(425)	(2,320)
Acquisition-related post-combination expense	(162)	(579)	(1,053)	(579)
Fair value adjustments to acquisition-related assets	—	—	—	(3,148)
Restructuring-related retention bonuses	(170)	—	(170)	—
Inventory and prepaid write-offs	(16,467)	—	(16,467)	—
Non-GAAP cost of revenue	$72,300	$73,660	$232,679	$211,938

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$133,536	$114,395	$393,849	$334,328
Cost of revenue	116,956	87,741	324,412	252,563
Gross profit	16,580	26,654	69,437	81,765
Amortization of acquired intangible assets	27,711	13,422	73,618	34,578
Acquisition-related stock-based compensation	146	80	425	2,320
Acquisition-related post-combination expense	162	579	1,053	579
Fair value adjustments to acquisition-related assets	—	—	—	3,148
Restructuring-related retention bonuses	170	—	170	—
Inventory and prepaid write-offs	16,467	—	16,467	—
Non-GAAP gross profit	$61,236	$40,735	$161,170	$122,390

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Research and development	$87,177	$97,511	$330,559	$284,323
Amortization of acquired intangible assets	(306)	(528)	(1,338)	(1,588)
Acquisition-related stock-based compensation	(18,695)	(1,658)	(65,719)	(20,703)
Acquisition-related post-combination expense	(1,962)	(2,391)	(7,186)	(3,449)
Restructuring-related retention bonuses	(646)	—	(646)	—
Restructuring-related accelerated depreciation	(3,311)	—	(3,311)	—
Non-GAAP research and development	$62,257	$92,934	$252,359	$258,583

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selling and marketing	$49,193	$55,501	$172,086	$163,705
Amortization of acquired intangible assets	(1,610)	(1,685)	(4,856)	(5,062)
Acquisition-related stock-based compensation	(806)	—	(2,374)	(2,696)
Acquisition-related post-combination expense	—	—	—	(38)
Restructuring-related retention bonuses	(115)	—	(115)	—
Non-GAAP selling and marketing	$46,662	$53,816	$164,741	$155,909

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
General and administrative	$44,939	$86,820	$149,071	$197,640
Acquisition-related stock-based compensation	(3,438)	(11)	(6,656)	(21,261)
Acquisition-related post-combination expense	—	(31,716)	—	(35,463)
Restructuring-related retention bonuses	(300)	—	(300)	—
Restructuring-related accelerated depreciation	(111)	—	(111)	—
Non-GAAP general and administrative	$41,090	$55,093	$142,004	$140,916

INVITAE CORPORATION

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Research and development	$87,177	$97,511	$330,559	$284,323
Selling and marketing	49,193	55,501	172,086	163,705
General and administrative	44,939	86,820	149,071	197,640
Asset impairments	6,708	—	2,324,572	—
Change in fair value of contingent consideration	—	(19,866)	(1,850)	(386,836)
Restructuring	118,514	—	118,514	—
Operating expenses	306,531	219,966	3,092,952	258,832
Amortization of acquired intangible assets	(1,916)	(2,213)	(6,194)	(6,650)
Acquisition-related stock-based compensation	(22,939)	(1,669)	(74,749)	(44,660)
Acquisition-related post-combination expense	(1,962)	(34,107)	(7,186)	(38,950)
Fair value adjustments to acquisition-related liabilities	—	19,866	1,850	386,836
Asset impairments	(6,708)	—	(2,324,572)	—
Restructuring	(118,514)	—	(118,514)	—
Restructuring-related retention bonuses	(1,061)	—	(1,061)	—
Restructuring-related accelerated depreciation	(3,422)	—	(3,422)	—
Non-GAAP operating expenses	$150,009	$201,843	$559,104	$555,408

Reconciliation of Other Income, Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Other income, net	$1,872	$3,357	$19,637	$9,846
Fair value adjustments to acquisition-related liabilities	527	(3,427)	(15,666)	(9,179)
Non-GAAP other income (expense), net	$2,399	$(70)	$3,971	$667

INVITAE CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(301,156)	$(198,176)	$(3,006,476)	$(173,882)
Amortization of acquired intangible assets	29,627	15,635	79,812	41,228
Acquisition-related stock-based compensation	23,085	1,749	75,174	46,980
Acquisition-related post-combination expense	2,124	34,686	8,239	39,529
Fair value adjustments to acquisition-related assets and liabilities	527	(23,293)	(17,516)	(392,867)
Asset impairments	6,708	—	2,324,572	—
Restructuring	118,514	—	118,514	—
Restructuring-related retention bonuses	1,231	—	1,231	—
Restructuring-related accelerated depreciation	3,422	—	3,422	—
Inventory and prepaid write-offs	16,467	—	16,467	—
Acquisition-related income tax benefit	(1,390)	(6,520)	(40,195)	(30,607)
Non-GAAP net loss	$(100,841)	$(175,919)	$(436,756)	$(469,619)

Net loss per share, basic and diluted	$(1.27)	$(0.91)	$(12.91)	$(0.85)
Non-GAAP net loss per share, basic and diluted	$(0.42)	$(0.81)	$(1.88)	$(2.28)
Shares used in computing net loss per share, basic and diluted	237,974	218,384	232,889	205,587

Reconciliation of Net Decrease in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	September 30, 2022
Net cash used in operating activities	$(147,543)	$(134,689)	$(128,702)	$(410,934)
Net cash (used in) provided by investing activities	(449,456)	108,965	43,797	(296,694)
Net cash (used in) provided by financing activities	(920)	3,770	(1,691)	1,159
Net decrease in cash, cash equivalents and restricted cash	(597,919)	(21,954)	(86,596)	(706,469)
Adjustments:
Net changes in investments	428,608	(125,087)	(55,212)	248,309
Proceeds from public offering of common stock, net	—	—	(9,658)	(9,658)
Cash burn	$(169,311)	$(147,041)	$(151,466)	$(467,818)

• Cash burn for the three months ended September 30, 2022 includes $29.1 million of restructuring-related cash payments and $14.1 million of acquisition-related payments.

INVITAE CORPORATION
Contact for Invitae:
Hoki Luk
ir@invitae.com